                                                                   EXHIBIT 10.15


                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered
                                              ---------
into as of November 27, 1996, by and among Flynn Industries, Inc., a Nevada corporation ("FII"), Andrew M. Clarkson, William C. Rowe, Kent V. Berchiolli,
              ---
Merle E. Welti (together with FII, the "FN Shareholders"), and Hines
                                        ---------------
Horticulture, Inc., a California corporation (the "Buyer").
                                                   -----

          WHEREAS, the FN Shareholders own all of the issued and outstanding shares of capital stock of Flynn Nurseries, Inc., a California corporation ("FN");
  --

          WHEREAS, FN owns all of the issued and outstanding shares of capital stock of Flynn Rainbow Nurseries, Inc., an Hawaii corporation ("FRN") (FN, FRN
                                                                ---
and all subsidiaries and divisions thereof are collectively referred to herein as the "Company"); and
        -------

          WHEREAS, the parties desire to enter into this Agreement to provide for the purchase by the Buyer of all of the issued and outstanding shares of capital stock of FN from the FN Shareholders.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                          PURCHASE AND SALE OF STOCK

          1.1  Purchase and Sale of Stock.  On the Closing Date (as hereinafter
               --------------------------
defined) the Buyer shall purchase from the FN Shareholders and the FN Shareholders shall sell, transfer, deliver and convey to the Buyer, 483,500 issued and outstanding shares of capital stock of FN, which represents all of the issued and outstanding shares of capital stock of FN (the "Shares"), and
                                                               ------
shall deliver to the Buyer, free and clear of all claims, liens, charges, encumbrances and other restrictions of any kind, certificates representing all of the Shares, duly endorsed in blank or accompanied by duly executed assignment documents.

          1.2  Purchase Price.  The total purchase price for the Shares to be
               --------------
paid shall be Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Purchase Price").
---------------

          1.3  Payment Terms.  The Purchase Price for all of the Shares shall be
               -------------
paid at the Closing (as hereinafter defined) by the Buyer as follows: (i) $3,584,905 to the FN Shareholders by wire transfer of immediately available funds in accordance with instructions of the FN Shareholders set forth in the Payment Authorization Letter attached hereto as Exhibit A, (ii) $500,000 to an
                                                ---------
escrow account pursuant to the terms of the escrow agreement attached hereto as Exhibit B (the "Escrow Agreement"), dated as of the date hereof, by and among
---------       ----------------
the Buyer, the FN Shareholders and an escrow agent and (iii) the assignment provided in Section 5.5 below.


                                  ARTICLE II
                                    CLOSING

          2.1  Closing Date.  Subject to the satisfaction of the conditions
               ------------
specified in Articles VIII and IX of this Agreement, the consummation of all the transactions agreed to hereunder (the "Closing") shall take place on or before
                                       -------
December 2, 1996 (unless, extended by mutual agreement of the parties) (the "Closing Date") at such place as may be mutually agreed upon by the parties. At
-------------
the Closing, the FN Shareholders and the Buyer shall each deliver to each other all funds, documents, certificates and instruments contemplated herein to be delivered on the Closing Date.


                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE FN SHAREHOLDERS

          As a material inducement to cause the Buyer to enter into this agreement and consummate the transactions contemplated hereby the FN Shareholders represent and warrant to the Buyer as of the date of this Agreement and as of the Closing Date as follows:

          3.1  Organization, Etc.   FII, FN and FRN are corporations duly
               ------------------
organized, validly existing and in good standing under the laws of the states of Nevada, California and Hawaii, respectively, and have full corporate power and authority to carry on their businesses as presently conducted and to own the properties and assets they now own. Each of FN and FRN are corporations duly qualified to do business as a foreign corporation and in good standing in all jurisdictions as are necessary for its ownership of properties and the operation of its businesses as presently conducted. Each FN Shareholder has all requisite capacity to enter into, execute and deliver this Agreement and the other instruments and agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. At the Closing, FII, FN and FRN will deliver to the Buyer copies of their Articles or Certificate of Incorporation and By-Laws, each of which copies will be true, accurate and complete as of the Closing.

          3.2  Authority.  The execution and delivery of this Agreement and the
               ---------
other instruments and agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by FII. FII will deliver to the Buyer at the Closing complete and correct copies, certified by its Secretary or Assistant Secretary, of the resolutions duly and validly adopted by its Board of Directors evidencing such authorization (which resolutions will not have been modified, revoked or rescinded in any respect prior to, and will be in full force and effect at, the Closing). No other act or proceeding on the part of any FN Shareholder (or with respect to FII, its shareholders) is necessary for the due and valid authorization or performance of this Agreement or the transactions contemplated hereby.

          3.3  Capitalization of FN and FRN.
               ----------------------------

               (a) Each FN Shareholder holds of record and owns beneficially the number of Shares set forth next to its name on Schedule 3.3 attached hereto, free and clear of any restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contract rights, equities, claims and demands, other than restrictions imposed by applicable securities laws. Other than this Agreement, no FN Shareholder is party to any option, warrant, purchase right or any other contract or commitment that could require any FN Shareholder to sell, transfer or otherwise dispose of any capital stock of FN or any subsidiary thereof (other than this Agreement). No FN Shareholder is party to any voting trust, proxy or other agreement or understanding with respect to the voting or transfer of any capital stock of FN or any of its subsidiaries.

               (b) The entire authorized capital stock of FN consists of 5,000,000 shares of common stock, par value $1.00 per share, of which 483,500 are issued and outstanding and all of which together constitute all of the Shares. All of the Shares have been duly authorized and are validly issued, fully paid and nonassessable, and are held of record by the respective FN Shareholders as set forth on Schedule 3.3. The FN Shareholders have the complete and unrestricted right and power to sell, transfer, convey and deliver all the Shares to the Buyer, free and clear of all claims, liens and encumbrances, at the Closing. Other than the Shares, there are no outstanding shares of capital stock of FN or options, warrants or rights to purchase or acquire any capital stock of FN, or any phantom stock or stock appreciation rights, or securities convertible into or exchangeable for capital stock of FN, and there are no contracts, commitments, understandings, arrangements or restrictions by which FN is bound to issue any additional shares of its capital stock or any such options, warrants, purchase rights, phantom stock, stock appreciation rights, or convertible or exchangeable securities.

               (c) As of the date of this Agreement, FN is the sole owner of all of the issued and outstanding capital stock of FRN consisting of 1,000 shares of common stock, without par value. Other than the shares of FRN's common stock held by FN, there are no outstanding shares of capital stock of FRN or options, warrants or rights to purchase or acquire any capital stock of FRN, or any phantom stock or stock appreciation rights or any securities convertible into or exchangeable for capital stock of FRN, and there are no contracts, commitments, understandings, arrangements or restrictions by which FRN is bound to issue any additional shares of its capital stock or any such options, warrants or purchase rights, phantom stock, stock appreciation rights, or convertible or exchangeable securities.

               (d) Except for FRN, FN has no subsidiaries, and owns no interest in and has not made any investment in any other person. Except for FRN, Inc., a California corporation, FRN has no subsidiaries, and owns no interest in and has not made any investment in any other person.

          3.4  Binding Obligation.  This Agreement constitutes the valid and
               ------------------
legally binding obligation of each of the FN Shareholders, enforceable against each of them in accordance with its terms, except as they may be affected by bankruptcy, insolvency, moratorium or similar laws related to or limiting creditors' rights generally or by general equitable principles.

          3.5  No Violation.
               ------------

               (a) Neither the execution and delivery of this Agreement nor the consummation by the FN Shareholders of the transactions contemplated hereby will
(i) violate any statute or law, or any rule, regulation, order, writ, injunction, judgement, order, decree or other restriction of any court or governmental authority or (ii) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any property or asset owned or held by FN or FRN under any term or provision of (x) the Articles or Certificates of Incorporation or By-Laws of FII, FN or FRN or (y) any lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is subject or by which any of its Properties or any Real Property (each as hereinafter defined) is subject (other than the Credit Agreement dated as of October 20, 1995 (as subsequently amended or amended or restated, the "Credit Agreement") among FN, FRN, FII and Farm Credit
                          ----------------
Services, and related documents). Except for filings, consents, approvals or authorizations which will have been made or obtained or actions which will have been taken by the FN Shareholders at or prior to the Closing, with respect to which the FN Shareholders shall make such filing or obtain such consent, approval or authorization and shall notify the Buyer in writing, no filing with, or consent, approval, authorization or action by, any governmental authority is required in connection with the execution and delivery by the FN Shareholders of this Agreement or the consummation of the transactions contemplated hereby.

               (b)  To the knowledge of any of the FN Shareholders (the "FN
                                                                         --
Shareholders' Knowledge"), the Company has complied and is in compliance with
-----------------------
all applicable laws (including rules, regulations, codes, plans, injunctions, judgements, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, investigation, hearing, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure to so comply.

          3.6  Title to Properties.  FN and FRN have good and marketable title
               -------------------
to, or a valid leasehold interest in, all personal property used by them or shown on the Most Recent Financial Statements (as hereinafter defined) or acquired after the date thereof (collectively, the "Properties"), free and clear
                                                    ----------
of any mortgage, pledge, lien, encumbrance, charge or security interest, except only non-material (either individually or in the aggregate) (i) liens imposed by law or incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; (ii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation; (iii) liens for property taxes, assessments or like governmental charges not yet delinquent and payable without penalty; (iv) defects and exceptions to title of any Property, none of which materially interferes (either individually or in the aggregate) with the use by the Buyer of any of the Properties of the Company for the purposes for which they are held; and (v) the liens and encumbrances described in Schedule 3.06 attached hereto.

          3.7  Damage or Transfer.  Since the date of the Most Recent Financial
               ------------------
Statements there has not been:

               (a) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Properties or the Real Property; or

               (b) Any sale, lease or abandonment of any of the Properties or the Real Property except for transactions in the ordinary course of business.

          3.8  Annual Audited Financial Statements.  Attached hereto as Schedule
               -----------------------------------
3.8 are the audited financial statements of FN and FRN for the fiscal years ended March 31, 1994, 1995 and 1996, respectively. The audited financial statements of FN and FRN (including any notes thereto) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of FN and FRN as of such dates and for the fiscal years then ended and are consistent with the books and records of FN and FRN, which are correct and complete.

          3.9  Interim Financial Statements.  Attached hereto as Schedule 3.9
               ----------------------------
are the unaudited financial statements of FN and FRN as of September 30, 1996 and for the six-month period then ended (the "Most Recent Financial
                                              ---------------------
Statements").  The Most Recent Financial Statements have been prepared in
----------
accordance with U.S. generally accepted accounting principles consistently applied on an interim basis and present fairly and completely the financial position of FN and FRN at September 30, 1996 (subject only to normal year-end adjustments which will not be material either individually or in the aggregate with respect to the period ending on the Closing Date and except that such financial statements lack footnotes), and are consistent with the books and records of FN and FRN, which are correct and complete. No fact has come to the attention of any of the FN Shareholders which would lead them to believe that such financial statements are misleading or inaccurate in any respect.

          3.10 Leases.  Schedule 3.10 attached hereto lists (i) each lease
               ------
included in the Properties providing for lease payments in excess of $5,000 per year and (ii) each lease included in the Properties with a term in excess of one year and not cancelable upon thirty (30) or fewer days' notice without any liability, penalty or premium (the "Leases"). True and complete copies of the
                                    ------
Leases, including all amendments thereof and modifications thereto have previously been made available to the Buyer. Except as described in Schedule 3.10, neither FN nor FRN (nor to the FN Shareholders' Knowledge, any other party) is in default with respect to any of the Leases, and all such Leases are, and immediately after the Closing of the transactions contemplated hereby will be, valid, binding and enforceable by and for the benefit of the Company in accordance with their respective terms, in full force and effect without modification. Neither FN nor FRN (nor to the FN Shareholders' Knowledge, any other party) is in default with respect to any other leases that are included in the Properties, and all such other leases are, and immediately after the Closing of the transactions contemplated hereby will be, valid, binding and enforceable by FN or FRN, as the case may be, in accordance with their respective terms, in full force and effect without modification. Except as described on Schedule 3.10, there is no sublease with respect to any Lease or any leases.

          3.11 Patents, Trademarks, Trade Names, Etc.
               --------------------------------------

               (a)  Schedule 3.11 sets forth a complete and correct list of all:
(i) patented or registered Intellectual Property (as hereinafter defined) and pending patent applications or other applications for registrations of Intellectual Property owned or filed by or on behalf of the Company; (ii) all trade names and unregistered trademarks and service marks owned or used by the Company; and (iii) all licenses or similar agreements or arrangements for Intellectual Property to which the Company is a party.

               (b) Except as set forth in Schedule 3.11: (i) the Company owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all Intellectual Property necessary for the operation of the business as currently conducted, free and clear of all liens, security interests, encumbrances and other restrictions; (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made, is currently outstanding or is threatened, and there are no grounds for the same; (iii) the Company has not received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property (including, without limitation, any demand or request that the Company license any rights from a third party); and (iv) the Company has not infringed, misappropriated or otherwise conflicted with any intellectual property rights or other similar rights of any third parties.

               (c)  The term "Intellectual Property" shall mean all of the
                              ---------------------
following owned by, issued to or licensed to the Company: patents, patent applications and patent disclosures and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; trademarks, service marks, logos, trade names and corporate names, together with all goodwill associated therewith (including, without limitation, all translations, adaptations, derivations and combinations of the foregoing); copyrights; and registrations, applications and renewals for any of the foregoing, including, without limitation, the items set forth on Schedule 3.11 attached hereto.

          3.12 Litigation.  Except as set forth in Schedule 3.12 attached
               ----------
hereto, there are no actions, suits, investigations, hearings or proceedings pending or, to the FN Shareholders' Knowledge, threatened against, the Company or with respect to the Properties the Real Property or the transactions contemplated hereby, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority.

          3.13 Employee Agreements and Employee Benefits.
               -----------------------------------------

               (a) Except as set forth on Schedule 3.13, with respect to current or former employees of the Company, the Company does not maintain or contribute to or have any actual or potential liability with respect to any (i) nonqualified deferred compensation, bonus or retirement plans or arrangements,
(ii) employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (iii) employee
                                                     -----
welfare plans (as defined in Section 3(1) of ERISA) or (iv) material fringe benefit plans or programs (collectively, the "Plans"). The Company does not and
                                              -----
has not within the last five years contributed to nor does it have any actual or potential liability with respect to any multiemployer pension plan (as defined in Section 3(37) of ERISA). The Company does not maintain or contribute to or have any liability with respect to any employee welfare benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B ("COBRA") of
                                                                     -----
the Internal Revenue Code of 1986, as amended (the "Code").
                                                    ----

               (b) The Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with the requirements of applicable law including ERISA and the Code; and no such Plan is intended to be a "qualified plan" under Section 401(a) of the Code.
      --------------

               (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to each Plan have been properly and timely filed with the appropriate government agency or distributed to participants, and the Company has complied with the requirements of COBRA.

               (d) With respect to each Plan, all contributions and premium payments which are due have been paid, all contributions or other payments for prior plan years which are not yet due and with respect to the current plan year for the period ending on the Closing Date have been made or accrued, and all liabilities for welfare plan benefits have been adequately funded. With respect to the Profit Sharing Plan, all amounts payable have been paid and all amounts which may be payable with respect to the current plan year have been adequately accrued on the financial statements of FN and FRN.

               (e) Neither FN nor FRN has any actual or potential liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor, any multiemployer plan or otherwise with respect to any Plan or with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Section 414 of the Code) that includes FN or FRN (the "Controlled
                                                                  ----------
Group") that has not been satisfied in full, and no condition exists that
-----
presents a material risk to FN or FRN or any member of the Controlled Group of incurring such a liability. Each Plan is terminable by FN or FRN at will with no penalty or premium.

               (f) With respect to each Plan, (i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code,
(ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Assumed Plan, and
(iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and to the FN Shareholders' Knowledge there exist no facts which would give rise to or could reasonably be expected to give rise to any such actions, investigations, suits or claims.

               (g) With respect to each of the Plans, the Company has furnished to the Buyer true and complete copies of (i) the plan documents and summary plan descriptions, (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the last actuarial valuation and Form 5500 Annual Report, and (iv) all related trust agreements, insurance contracts or other funding agreements which implement such Plans.

               (h) Schedule 3.13 contains a list of the active employees of FN and FRN on the date of this Agreement together with their wage rates and/or salary, which list identifies the Plans in which they participate. The Company has not established any severance or similar policy or plan that would entitle employees to severance or termination pay or similar payments.

          3.14 Contracts and Commitments.  Schedule 3.14 attached hereto
               -------------------------
contains a complete and accurate list of each contract, agreement and commitment (herein collectively referred to as the "Contracts") of FN and FRN that (i)
                                         ---------
provides for payments in excess of $10,000 per year or (ii) the term of which is in excess of one year and is not cancelable upon thirty (30) or fewer days' notice without any liability, penalty or premium (other than a nominal cancellation fee or charge).

          Except as otherwise set forth in Schedule 3.14:

               (a) The enforceability of the Contracts will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

               (b) Neither FN nor FRN have any collective bargaining agreement in effect or being negotiated;

               (c) Neither FN, FRN nor, to the FN Shareholders' Knowledge, any other party to a Contract is in default, nor is there any basis for any valid claim of default, under any Contract;

               (d) Neither FN nor FRN is under any liability or obligation with respect to the return of inventory or products in the possession of any person that obtained such inventory or products directly or indirectly from either FN or FRN other than in the ordinary course of business and which liability or obligation in the aggregate does not exceed $10,000; and

               (e) (i) The enforceability of the other contracts included in the Properties will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (ii) neither FN nor FRN is in default, nor is there any basis for a valid claim of default, under any of such other contracts.

          3.15 Labor Disagreements.  To the FN Shareholders' Knowledge, no key
               -------------------
employee (other than any FN Shareholder that is an employee of the Company) and no group of employees has any plans to terminate employment with the Company. The Company has complied in all material respects and is in material compliance with all applicable laws relating to the employment of labor, including laws relating to wages, hours, equal opportunity, collective bargaining, immigration and the payment of social security and other taxes. There are no administrative charges or court complaints pending or, to the FN Shareholders' Knowledge, threatened against the Company before any government agency. Within the last three (3) years, the Company has not experienced any union organization attempts, labor disputes or work stoppage or slowdowns due to labor disagreements. There is no labor strike, dispute, work stoppage or slowdown pending or, to the FN Shareholders' Knowledge, threatened. There is no request for representation pending and no question concerning representation has been raised. There is no grievance or arbitration proceeding pending which might have an adverse effect on the Company. Neither FN, FRN nor any of its subsidiaries is a party to any labor, collective bargaining or union agreement. The Company has not implemented any plant closing or mass layoff of employees as those terms are defined in the

Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended,
                                                ----
or any similar state or local law or regulation.

          3.16 [INTENTIONALLY OMITTED]

          3.17 Tax Matters.
               -----------

          (a) The Company has timely filed all Tax Returns (as hereinafter defined) required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes (as hereinafter defined) due and payable by the Company (whether or not shown on any Tax Return) have been paid. All Taxes accrued but not payable as of September 30, 1996 are accrued on the Most Recent Financial Statements. The Company has not incurred any liability for taxes since September 30, 1996, other than in the ordinary course of business.

          (b) Other than as set forth on Schedule 3.17 attached hereto: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against the Company, (ii) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the FN Shareholders' Knowledge, threatened against or with respect to the Company with respect to any Tax, (iii) no claim has been made against the Company by a taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by this jurisdiction within five years prior to the date hereof (iv) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party (v) the Company has not requested or been granted an extension of time for filing any Tax Return which has not yet been filed, and (vi) the Company has not consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any taxing authority.

          (c) The Company will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (B) as a result of any "closing agreement" as described in Code (S)7121 (or any corresponding provision of state, local or foreign law), to include any item of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date, or (C) as a result of any deferred intercompany gain described in Treasury Regulation (S)1.1502-13 (or any corresponding or similar provision of state, local or foreign law), to include any item of income in taxable income for any period (or portion thereof) ending after the Closing Date.

          (d) The Company has not made any election under Section 341(f) of the Code (or any corresponding provision of state, local, or foreign Tax law).

          (e) The Company has not made any payments, and is not and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local, or foreign income Tax law).

          (f) The Company has not been a member of an Affiliated Group other than the Affiliated Group of which FII is the parent.

          (g) The Company is not a party to or bound by any Tax allocation or Tax sharing agreement and has no contractual obligation to indemnify any other person with respect to Taxes.

          (h) On or before the Closing Date, each of the FN Shareholders will provide to the Buyer a certification in the applicable form provided in section 1.1445-2(b)(2)(iii) of the United States Treasury regulations that such FN Shareholder is not a foreign person.

          (i)  For purposes of this Agreement, "Affiliated Group"  means an
                                                ----------------
affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          (j)  For purposes of this Agreement "Tax" shall mean any federal,
                                               ---
state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

          (k)  For purposes of this Agreement "Tax Return" shall mean any
                                               ----------
return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

          3.18 Finders and Investment Bankers.  All legal and accounting fees
               ------------------------------
and expenses and all brokerage fees, commissions, finders' fees or other fees and expenses any broker, finder or investment bankers for which the FN Shareholders or the Company or any of its officers, employees, trustees or agents has incurred liability in connection with the transactions contemplated hereby, will be paid by and be the obligation of the FN Shareholders.

          3.19 Inventories.  The inventories of the Company (a) are properly
               -----------
reflected on the Company's Most Recent Financial Statements in accordance with generally accepted accounting principles consistently applied (using the methodologies employed by the Company on a consistent basis with prior periods) and (b) are not damaged, subject in the case of any plant inventories to normal and ordinary overall rates of mortality. All of the inventories of the Company (other than inventory in transit) are located on its premises (or those of Flynn Rainbow Nurseries Oregon, Inc. ("FRNO")) in California and Oregon.
                                 ----

          3.20 Notes and Accounts Receivable.  All notes and accounts receivable
               -----------------------------
of the Company (a) are valid receivables incurred in the ordinary course of business, (b) with respect to notes and accounts receivable existing as of the date of the Company's Most Recent Financial Statements, are properly reflected on the Most Recent Financial Statements in accordance with generally accepted accounting principles consistently applied, (c) except to the extent reserved for on the Most Recent Financial Statements, are not and will not be subject to any valid counterclaim, deduction, credit, set-off or other offset, and (d) are aged as shown on Schedule 3.20, are not more than 30 days past due and as of the Closing Date and are collectible within a commercially reasonable period of time at full face amounts without offset, subject to a reserve for bad debts established in a manner consistent with the reserve for bad debts reflected on the Most Recent Financial Statements, and not varying therefrom in any material respect. Schedule 3.20 attached hereto contains a true and complete list of all notes and accounts receivable of the Company as of the effective date of such schedule.

          3.21 Absence of Undisclosed Liabilities.  With respect to the
               ----------------------------------
Properties the Real Property and the operation of the Company's businesses, the Company has no debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the Closing, or any transaction, series of transactions, action or inaction at or prior to the Closing, or any state of facts or condition existing at or prior to the Closing (regardless of when any such liability or obligation is asserted), including, without limitation, taxes with respect to or based upon transactions or events occurring on or prior to the Closing, except (a) material liabilities and obligations under agreements, contracts, leases or commitments, (b) liabilities and obligations reflected in the audited financial statements (including the notes thereto) or in the Most Recent Financial Statements, (c) liabilities and obligations expressly described on the Schedule 3.21 or on any other Schedule attached hereto (provided that with respect to liabilities and obligations that are of the same type as liabilities and obligations addressed elsewhere in these representations and warranties, the liability of the FN Shareholders shall be determined in accordance with such other provisions without reference to this Section) and (d) liabilities and obligations of the Company incurred in the ordinary course of business since the date of the Most Recent Financial Statements.

          3.22 No Material Adverse Changes.  Except as set forth on Schedule
               ---------------------------
3.22 attached hereto, since the date of the Most Recent Financial Statements there has been no material adverse change in the assets, liabilities, condition (financial or otherwise), operating results, or employee or supplier relations of the Company, and to the FN Shareholders' Knowledge the Company has not lost any material customer (or any material portion of any material customer's business).

          3.23 Absence of Certain Developments.  Except as set forth on Schedule
               -------------------------------
3.23 attached hereto:

          (a) Since the date of the Most Recent Financial Statements, except as otherwise expressly provided herein, FN and FRN have:

          (i) conducted the businesses of the Company only in the usual and ordinary course of business in accordance with past custom and practice (including placing purchase orders only for quantities and at prices and accepting customer orders only for quantities on terms and at rates and in amounts consistent with past custom and practice);

         (ii) maintained all of the Properties in the same state as at the date of the Most Recent Financial Statements, except for ordinary wear and tear not caused by neglect, and maintained insurance reasonably comparable to that in effect on the date of the Most Recent Financial Statements; and

        (iii) conducted the cash management customs and practices of the Company (including the collection of receivables and payment of payables and maintenance of inventory control and pricing and credit practices) in the usual and ordinary course of business in accordance with past custom and practice.

          (b) Since the date of the Most Recent Financial Statements, except as otherwise provided herein, the Company has not:

          (i) incurred any liability other than in the ordinary course of business consistent with past custom and practice;

         (ii) entered into any transaction, arrangement or contract (including, without limitation, any transfer of the Properties or placing a lien thereon) except on an arm's-length basis in the ordinary course of business consistent with past custom and practice;

        (iii) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

         (iv) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

          (v) entered into any transaction, arrangement or contract with any officer, director, partner, stockholder or other insider or affiliate of FN or FRN including, without limitation, any sale, transfer, assignment or conveyance of inventory;

         (vi) instituted any material change in the conduct of business or in its method of purchase, sale, lease, management, marketing, operation or accounting;

        (vii) made any purchases other than in the ordinary course of business consistent with past custom and practice;

       (viii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practice, or canceled, compromised, waived or released any right or claim;

         (ix) modified, sold, assigned, transferred, abandoned or permitted to lapse any licenses or permits which, individually or in the aggregate, are material to the Company and the operation of its businesses or any portion thereof, or any intellectual property or other intangible assets, or disclosed any material proprietary confidential information to any person, except in the ordinary course of business consistent with past custom and practice, or granted any license or sublicense of any rights under or with respect to any intellectual property;

          (x) made or granted any bonus or any wage or salary increase to any employee, officer or director, or directly or indirectly made any other material change in employment terms for any employee, officer or director, other than bonuses and increases in the ordinary course of business or as required by law to non-executive employees consistent with past custom and practice;

         (xi) made or granted any increase in, or amended or terminated, any existing plan, program, policy or arrangement, including without limitation, employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement, or amended or renegotiated any existing collective bargaining agreement or entered into any new collective bargaining agreement or multiemployer plan;

        (xii) made any capital expenditures or commitments therefor in excess of $25,000;

       (xiii) made any loans or advances to, or pledges or guarantees for the benefit of, or entered into any transaction with any employee, officer or director, except for the transactions contemplated by this Agreement, and for advances consistent with past custom and practice made to employees, officers and directors for expenses incurred in the ordinary course of business;

        (xiv) suffered any extraordinary loss, damage, destruction or casualty loss, or waived any rights of material value expect in the ordinary course of business and in a manner consistent with past custom and practice, whether or not covered by insurance;

         (xv) received notification that any supplier or material customer will stop or decrease in any material respect the rate of business done with the Company;

        (xvi) borrowed any amount or incurred or become subject to any material liabilities, except liabilities under the Credit Agreement or liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice;

       (xvii)  pledged to make any charitable contribution;

      (xviii) made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person or taken any steps to incorporate any subsidiary;

        (xix) entered into any other material transaction, other than in the ordinary course of business consistent with past custom and practice; or

         (xx)  committed to any of the foregoing.

          3.24 Product Warranty.  Except for liabilities reserved for on the
               ----------------
Most Recent Financial Statements or incurred since that date in the ordinary course of business, no material liability exists for replacement or other damages in connection with such sales or deliveries of products sold and delivered by the Company at any time prior to the Closing Date. No products heretofore delivered or sold by the Company or products with respect to which any offer or agreement to sell has been made by the Company are now subject to any guarantee or warranty, except to the extent described on Schedule 3.24 attached hereto.

          3.25 Licenses and Permits.  Schedule 3.25 attached hereto contains a
               --------------------
complete listing of all material permits, licenses, certificates, approvals and other authorizations of foreign (if applicable), federal, state and local governments or other similar rights (collectively, the "Licenses")
                                                        --------
used by Company in the conduct of its businesses or the ownership of its Properties. Except as indicated on Schedule 3.25, the Company owns or possesses all right, title and interest in and to all of the Licenses that are necessary to own and operate the Properties and to conduct the businesses of the Company as presently conducted, including, without limitation, all Licenses required under any federal, state or local law relating to public health and safety, employee health and safety, pollution or protection of the environment. The Company is in compliance in all material respects with the terms and conditions of such Licenses and has received no notices that it is in violation of any of the terms or conditions of such Licenses. The Company has taken all necessary action to maintain such Licenses. To the FN Shareholders' Knowledge no loss or expiration of any such License is threatened, pending or reasonably foreseeable other than expiration in accordance with the terms thereof. Except as indicated on Schedule 3.25, all of the Licenses will remain in full force and effect for the benefit of the Company immediately following the Closing.

          3.26 Environmental and Safety Requirements.  Except as set forth and
               -------------------------------------
described with particularity on Schedule 3.26 attached hereto:

          (a) the Company has complied and is in compliance in all material respects with all applicable Environmental and Safety Requirements (as hereinafter defined);

          (b) without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, all material permits, licenses and other authorizations that are required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of the businesses, which such permits, licenses and authorizations may be relied upon by the Buyer for the lawful operation by the Company of its businesses and the Properties on and after the Closing without transfer, reissuance or other governmental action;

          (c) the Company has not received any written notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the operation by the Company of its businesses or the Properties and arising under Environmental and Safety Requirements;

          (d) none of the following exists at any property or facility owned or operated by the Company (i) underground storage tanks that contain any hazardous materials or substances including, without limitation, petroleum and petroleum based products, (ii) asbestos-containing material in any form or condition,
(iii) materials or equipment containing polychlorinated biphenyls or (iv) landfills, surface impoundments or disposal areas for hazardous materials or substances or municipal solid waste;

          (e) the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any hazardous substance or petroleum or petroleum based products, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or the Solid Waste Disposal Act, as amended ("SWDA"), or any other
  ------                                                  ----
Environmental and Safety Requirements;

          (f) neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements; and

          (g) the Company has not expressly assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements.

          (h)  For purposes of  this Agreement "Environmental and Safety
                                                ------------------------
Requirements" means all federal, state, local and foreign statutes, regulations,
------------
ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, agricultural chemicals, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          3.27 Insurance.  Schedule 3.27 attached hereto lists each insurance
               ---------
policy to which the Company has been a party or a named insured or otherwise the beneficiary of coverage at any time during the past five years. The Company maintains insurance policies with respect to the Properties and the operation of its businesses with coverage customary for entities engaged in similar lines of business. All of such insurance policies are legal, valid, binding and enforceable and in full force and effect and the Company is not in breach or default with respect to its obligations under such insurance policies.

          3.28 Customers.  Schedule 3.28 attached hereto lists all material
               ---------
customers of the Company. Neither the Company nor the FN Shareholders have received any notice and, to the FN

Shareholders' Knowledge no material customer of the Company intends to terminate or materially reduce its business with the Company and no material customer has terminated or materially reduced its business with the Company in the last twelve (12) months.

          3.29 Suppliers.  Schedule 3.29 attached hereto lists the Company's ten
               ---------
(10) largest vendors. Neither the Company nor the FN Shareholders have received any notice and, to the FN Shareholders' Knowledge no such vendor intends to terminate or materially reduce its business with the Company and no such vendor has terminated or materially reduced its business with the Company in the last twelve (12) months.

          3.30 Affiliate Transactions.  Except as set forth on Schedule 3.30
               ----------------------
attached hereto, no officer, director or employee of the Company or any person related by blood or marriage to any such person, or entity in which any such person owns any beneficial interest, or any affiliate thereof, is a party to any agreement, contract, commitment or transaction with the Company or which pertains to the Company, the Real Property or the Properties, or has any interest in any property, real or personal or mixed, intangible or tangible, relating to the Company, the Real Property or the Properties. Schedule 3.30 describes all material intercompany or affiliated services provided to or on behalf of the Company by its affiliates and to or on behalf of such affiliates by the Company.

          3.31 Real Property.
               -------------

          (a)  Owned Properties.    Schedule 3.31(a) sets forth the address and
               ----------------
a true, correct and complete legal description of all land included in the Owned Real Property. For the purposes hereof, the term "Owned Real Property" shall
                                                   -------------------
mean all real property (including, without limitation, all land and all buildings, fixtures and other improvements, and irrigation and other water distribution systems located thereon, and all easements, rights of way, tenements, hereditaments, appurtenances, privileges and other rights with respect thereto) owned in fee by the Company and used or occupied in the operation of the Company's business. With respect to each parcel of Owned Real
Property: (i) the Company has good and marketable fee simple title to such parcel, free and clear of all liens and encumbrances as of the Closing Date, except Permitted Encumbrances (as defined in Section 8.10 below); (ii) there are no leases, subleases, licenses, concessions or other agreements (written or oral) granting to any person the right to use or occupy such parcel or any portion thereof; and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such parcel or any portion thereof or interest therein.

          (b)  Leased Properties.  Schedule 3.31(b) sets forth a list of all
               -----------------
leases, subleases, licenses, concessions and other agreements (collectively, the "Real Property Leases") pursuant to which the Company has a leasehold,
 --------------------
subleasehold, license, concession or other rights to use or occupy real property (collectively, the "Leased Real Property"), and a true, correct and complete
                    --------------------
legal description of each parcel of such Leased Real Property. The Company has delivered to the Buyer true, correct, complete and accurate copies of each of the Real Property Leases. With respect to each Real Property Lease: (i) the Real Property Lease is legal, valid, binding, enforceable and in full force and effect; (ii) neither the Company nor any other party to the Real Property Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Real Property Lease; (iii) neither the Company nor, to the FN Shareholders' Knowledge, any other party to the Real Property Lease has repudiated any provision thereof; (iv) there are no disputes, oral agreements, or forbearance programs in effect as to the Real Property Lease; (v) the Real Property Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to the Buyer; (vi) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Real Property Lease; and (vii) the purchase and transfer of the Shares and change in control of the Company will not require the consent of the landlords or any other party under the Real Property Lease.

          (c)  Real Property Purchase Options.   With respect to each purchase
               ------------------------------
option under each of the Real Property Leases, (i) the Company has not received any notice from the landlord under such Real Property Lease stating that the purchase option has lapsed, been terminated or otherwise is no longer exercisable by the Company, and to the FN Shareholders' Knowledge, no such action has been threatened by such landlord; and (ii) to the FN Shareholders' Knowledge, the purchase option is valid, binding and enforceable by the Company, and no event has occurred or circumstance exists which could cause such purchase option to lapse, terminate or otherwise not be exercisable by the Company.

          (d)  Real Property Disclosure.  Other than the Owned Real Property and
               ------------------------
the Leased Real Property (collectively, the "Real Property"), except as
                                             -------------
disclosed on Schedule 3.31, there is no real property leased or owned by the Company used in the Company's business.

          (e)  No Proceedings.  There are no proceedings in eminent domain or
               --------------
other similar proceedings pending or, to the FN Shareholders' Knowledge, threatened, affecting any portion of the Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by the Company of the Real Property.

          (f)  Current Use.  The current use of the Real Property does not
               -----------
violate in any material respect any instrument of record or agreement affecting such Real Property. There is no violation of any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any of the Real Property that adversely affects such real property or the use or occupancy thereof. Since the date of the Most Recent Financial Statements, no damage or destruction has occurred with respect to any of the Real Property that, individually or in the aggregate, has had or resulted in, or will have or result in, a significant adverse effect on the operation of the Company's business.

          (g)  Condition of Improvements.  All buildings, structures, fixtures
               -------------------------
and other improvements and all components thereof included within the Owned Real Property and Leased Real Property (including, without limitation, irrigation and other water distribution systems) (collectively, the "Improvements") are in
                                                      ------------
reasonably good condition and repair and sufficient for the continued operation of the Company's business.

          (h)  Permits.  All certificates of occupancy, permits, licenses,
               -------
franchises, approvals and authorizations (collectively, the "Real Property
                                                             -------------
Permits") of all governmental authorities having jurisdiction over the Real
-------
Property, required to have been issued to the Company to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Company has delivered complete and correct copies of the Real Property Permits to the Buyer. The Company has not received or been informed in writing by a third party of the receipt by it of any notice from any governmental authority having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the FN Shareholders' Knowledge there is no basis for the issuance of any such notice or the taking of any such action.

          (i)  Compliance with  Laws.  The Real Property is not in violation of
               ---------------------
any applicable building, zoning, subdivision, health and safety and other land use and similar laws affecting the Real Property (collectively, the "Real
                                                                     ----
Property Laws"), and the Company has not received any notice of violation or
-------------
claimed violation of any Real Property Law. There is no pending or, to the FN Shareholders' Knowledge, any anticipated change in any Real Property Law that will have or result in a significant adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Properties or any portion thereof. No current use by the Company of the Real Properties is dependent on a nonconforming use or other approval from a governmental authority, the absence of which would significantly limit the use of any of the properties or assets in the operation of the Business.

          (j)  Water Rights.  To the FN Shareholders' Knowledge, each parcel of
               ------------
Real Property has access to (although not necessarily the legal, enforceable right to) water resources for irrigation purposes as reasonably required for the cultivation of nursery stock in the ordinary course of the Company's business, and such access to and use of such water resources is not dependent on the ownership or lease of any real property or interest therein, contractual rights, governmental permits or other rights or privileges of any kind which are not included in this transaction.

                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the FN Shareholders as follows:

          4.1  Organization.  The Buyer is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the State of California and has the corporate power and authority to carry on its business as presently conducted, to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          4.2  Authority.  The execution and delivery of this Agreement and the
               ---------
consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Buyer. The Buyer will deliver to the FN Shareholders at the Closing complete and correct copies, certified by its Secretary or Assistant Secretary, of the resolutions duly and validly adopted by its Board of Directors evidencing such authorization (which resolutions will not have been modified, revoked or rescinded prior to and will be in full force and effect at the Closing). No other corporate act or proceeding on the part of the Buyer or its shareholders is necessary for the due and valid authorization of this Agreement or the transactions contemplated hereby.

          4.3  Binding Obligation.  This Agreement constitutes the valid and
               ------------------
binding obligation of the Buyer enforceable against it in accordance with its terms, except as they may be affected by bankruptcy, insolvency, moratorium or similar laws related to or limiting creditors' rights generally or by general equitable principles.

          4.4  No Violation.  Neither the execution and delivery of this
               ------------
Agreement nor the consummation by the Buyer of the transactions contemplated hereby will (a) violate any statute or law, or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, or (b) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, any term or provision of the Certificate or Articles of Incorporation or By-Laws of the Buyer.

          4.5  Finders and Investment Bankers.  All legal and accounting fees
               ------------------------------
and expenses and all brokerage fees, commissions, finders' fees or any other fees and expenses of any broker, finder or investment banker, for which the Buyer or any of its respective officers, trustees or agents has incurred liability in connection with the transactions contemplated hereby, will be paid by the Buyer.

          4.6  Representations and Warranties Regarding Investment.  Solely for
               ---------------------------------------------------
purposes of compliance with applicable securities laws, the Buyer hereby represents and warrants to the FN Shareholders as follows:

               (a) The Buyer understands and acknowledges that the offering and sale of Shares pursuant to this Agreement will not be registered under the Securities Act of 1933 on the basis that the offering and sale of the Shares contemplated by this Agreement is exempt from registration under the Securities Act and that the FN Shareholders' reliance upon such exemption is predicated upon the Buyer's representations set forth in this Agreement.

               (b) The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of the Shares contemplated by this Agreement and the Buyer has the ability to bear the economic risk of such an investment.

               (c) The Buyer is acquiring the Shares for its own account, not as nominee or agent and not with a view to the sale or distribution of any part thereof and the Buyer has no agreement, understanding or arrangement to subdivide, sell, assign, transfer, pledge or otherwise dispose of all or any part of his interest in the shares to any other person.

               (d) The Buyer acknowledges that it has examined and investigated FN and FRN and has had access to such information as it deemed necessary to make an investment in the Shares, and has had the opportunity to ask questions of and receive answers from the FN Shareholders, the Company and its officers, directors, employees and agents.


                                   ARTICLE V
                                   COVENANTS

          5.1  Use of "Flynn" Name.  From and after the Closing Date, FN and FRN
               -------------------
will have the exclusive right to use the names "Flynn Nurseries," "Flynn Rainbow Nurseries" and all derivations thereof and all related trademarks in connection with the sale of nursery and other garden products within North America. Notwithstanding the foregoing or anything contained in this Agreement, FII shall retain full right to the logo and emblem used by FRN and identified in Schedule
3.11 other than in connection with, directly or indirectly, the sale of nursery and other garden products within North America.

          5.2  Information, Confidentiality and Record Retention.
               -------------------------------------------------

               (a) The FN Shareholders and the Company will permit the Buyer and its counsel, accountants and other representatives and agents full access during normal business hours to all of the plants, properties, books, contracts, commitments and records of the Company (including, without limitation, the right to conduct any physical inventory or otherwise be present at or participate in any such activity at any time prior to the Closing) and will furnish the Buyer and its representatives during such period with all such information concerning the affairs of the Company as the Buyer or its representatives may request including, without limitation, all trade secrets, customer lists, and all research documents which the FN Shareholders, FN or FRN have in their possession regarding nursery markets, products and growing and production methods.

               (b) Until the Closing, the Buyer and its affiliates and associates will, and will cause their respective officers, employees and authorized representatives and agents to, hold in strict confidence all internal, non-public financial and business information obtained by them from the FN Shareholders or the Company in connection with the transactions contemplated by this Agreement and will reveal such confidential information only to those persons, including counsel, accountants and investment bankers, who have a need for such information in the performance of their duties for their respective principals, unless after notice to the FN Shareholders, disclosure of such material is compelled by judicial or administrative process, or, in the opinion of the Buyer's counsel, by other requirements of law. In the event of termination of this Agreement prior to the Closing, the Buyer and its affiliates and associates will, and will cause their officers, employees and authorized representatives to, return to the FN Shareholders and FN all confidential documents and other material (including original copies and all duplicates thereof) obtained from the FN Shareholders, FN and FRN in connection with the transactions contemplated by this Agreement.

               (c) For a period of three years following the Closing, upon reasonable notice, each party to this Agreement shall have reasonable access to books and records relating to the business of FN and FRN or which relate to the Properties or the Real Property; provided that such party requesting access has a valid business purpose unrelated to any matter that is the subject of litigation between the parties. For such period, the Buyer and the FN Shareholders also agree that prior to the destruction or disposition of any such books or records pertaining to the business of FN or FRN or which relate to the Properties, each party shall provide not less than 45 nor more than 90 days' prior written notice to the other of any such proposed destruction or disposal. If the recipient of such notice desires to obtain any of such documents, it may do so by notifying the other party in writing at any time prior to the scheduled date for such destruction or disposal. Such notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of such documents. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting party.

          5.3  Employees.  The FN Shareholders agree to cooperate with the Buyer
               ---------
by permitting the Buyer throughout the period prior to the Closing Date (i) to meet with the employees of the Company at such times as shall be approved by a representative of FII (which approval will not be unreasonably withheld) with respect to the possibility that such employees will remain employees of the Company after Closing or become employees of the Buyer and (ii) to distribute to employees of the Company such forms and other documents relating to employment after the Closing as the Buyer shall reasonably request.

          5.4  Real Property Closing Deliveries.  The Company and the FN
               --------------------------------
Shareholders shall deliver to the Title Company, any affidavits, memorandums, indemnities and agreements and provide such other assurances required by the Company to issue the Title Policies.

          5.5  Farm Credit "C" Stock.  FN and FRN irrevocably assign their
               ---------------------
entire interest in the redemption proceeds in the C Stock (or any other proceeds received at any time by FN or FRN derived in any way from the C Stock, including any proceeds of any sale or disposition thereof) to FII as agent for the FN Shareholders. FN and FRN agree that such proceeds and the C Stock shall be kept free and clear of all liens and encumbrances of any kind. FN and FRN agree that they shall not sell, transfer or otherwise dispose of the C Stock to any party (other than Farm Credit) without the prior written consent of FII, and that they shall not waive, compromise or release any right pertaining to such stock. The Parties agree to use reasonable efforts to cause a letter agreement substantially in the form of Exhibit G hereto to be executed by Farm Credit and
                             ---------
the other parties thereto as promptly as practicable on or following the Closing Date, and agree that, pending execution by Farm Credit, that such letter be given effect to the maximum extent possible. Upon the written request of FII, and if permitted by Farm Credit, FN and FRN agree to assign the C Stock to FII as agent for the FN Shareholders. In the event Farm Credit fails to redeem such C Stock for any reason, FN and FRN authorize FII, for itself and as agent for the FN Shareholders, to bring an action in its own name or in the name of FRN or FN, at the sole expense of the FN Shareholders, to enforce any right of FN or FRN with regard to the C Stock


                                  ARTICLE VI
                             INTENTIONALLY OMITTED



                                  ARTICLE VII
                       OTHER OBLIGATIONS OF THE PARTIES

          7.1  Disclosure Supplements.  From time to time prior to the Closing,
               ----------------------
the FN Shareholders and FN will promptly supplement or amend the Schedules and other written disclosures delivered pursuant to this Agreement with respect to any material matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Schedules or such written disclosures or which is necessary to correct any information in the Schedules or such written disclosures or in any representation and warranty of the FN Shareholders which has been rendered inaccurate thereby. Notwithstanding any supplemental disclosure made by the FN Shareholders after the date of this Agreement, such disclosure will not affect the liability of the FN Shareholders for the breach of any representation, warranty or covenant made by the FN Shareholders and contained herein.

          7.2  Public Announcements.  Unless required by law, neither party
               --------------------
hereto shall make any press release or public announcement related to this Agreement or the transactions contem plated hereby without the written consent of the other party.

          7.3  Certain Tax Matters.
               -------------------

          (a) Except as otherwise provided herein, the Buyer shall cause to be filed any Tax Returns required to be filed with respect to the Company after the Closing Date. The Buyer shall be entitled to recover from the FN Shareholders if and to the extent that any Taxes of the Company were not paid or adequately accrued for periods (or partial periods) ending on the date of the Most Recent Financial Statements, to the extent required by GAAP to be so accrued on such statements.

          (b) The Buyer shall cause to the Company to consent to join, for all taxable periods of the Company ending on or before the Closing Date for which the Company is eligible to do so, in any consolidated federal, state and local income and franchise Tax Returns which FII shall request it to join. FII shall cause to be prepared and filed all such consolidated or combined Tax Returns. The Buyer agrees to take no position inconsistent with the Company's being a member of the consolidated or combined groups of which FII is the common parent for all such periods. FII and the other FN Shareholders shall cause to be timely paid all Taxes to which such Tax Returns relate for all such periods covered by such Tax Returns. The Buyer shall not permit the Company to make any distributions on the Closing Date that could reasonably be expected to cause FII or any member of its consolidated group to realize any gain on the FII consolidated return for periods ending on or before the Closing Date.

          (c) With respect to any Tax periods ending before or including the Closing Date with respect to which the Buyer is responsible for filing Tax Returns pursuant to Section 7.3(a) hereof, the Buyer may, or may cause the Company to, make or change any election, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax; provided, that the Buyer shall not take any such action without the prior written consent of FII (which consent shall not be unreasonably withheld) if any such action could reasonably be expected to materially increase the Tax liability of FII or the Company with respect to any Tax period (or partial period) ending on or before the Closing Date.

          (d) The Buyer shall promptly pay or shall cause prompt payment to be made to FII of all refunds of Taxes and interest thereon received by the Buyer, any Affiliate of the Buyer or the Company which are attributable to any Tax period (or partial period) ending on or before the Closing Date.

          (e) FII agrees to, and hereby does, indemnify and hold harmless the Buyer from and against any liability of the Company for Taxes of any Person other than the Company with respect to any period (or any partial period) ending on or before the Closing Date (i) under Treasury Regulation Section 1.1502-6,
(ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

          (f) All tax sharing agreements or similar agreements with respect to or involving any of the FN Shareholders and the Company shall be terminated as of the Closing Date and, after the Closing Date, neither the Company nor any subsidiary shall be bound thereby or have any liability thereunder.

          (g) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any gains, transfer or other Tax imposed in any state or subdivision), shall be paid by the FN Shareholders when due and the FN Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          (h) FII shall accurately and completely prepare and file all required federal, state, local and foreign Tax Returns and amendments thereto required to be filed by it on or before the Closing Date which relate to the Company, the operations thereof and the Properties. FII will ensure that the Buyer shall have a reasonable opportunity to review each such return and amendment prior to the filing thereof to the extent that such return or amendment relates to FN or FRN, the operations thereof or the Properties.

          7.4  Third Party Payments.  If, after the Closing, the Buyer, FN or
               --------------------
FRN receives any payment from a third party which is, in whole or in part, designated by the payor as payment of an obligation owed to an FN Shareholder and is not a payment received in connection with the operation by the Company of its businesses, the Buyer, FN or FRN shall remit such payment to the appropriate FN Shareholder.

          7.5  Further Consents.  At all times after the Closing Date, the FN
               ----------------
Shareholders shall take all actions requested reasonably by the Buyer to obtain the consent of any third party necessary to cause any contract or agreement of the Company in effect as of the date of this Agreement to be enforceable by the Company without any material modification; provided, however, that nothing in this Section 7.5 shall require the expenditure of any sum by any FN Shareholder in excess of $5,000 in the aggregate among all FN Shareholders or the waiver or compromise of any material right by any FN Shareholder.

                                 ARTICLE VIII
                     CONDITIONS TO THE BUYER'S OBLIGATIONS

          Except as may be waived by the Buyer, the obligations of the Buyer are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          8.1  Representations and Warranties.  The representations and
               ------------------------------
warranties made by the FN Shareholders in this Agreement, and the statements contained in the Schedules annexed hereto or in any instrument, list, certificate or writing delivered by the FN Shareholders pursuant to this Agreement shall have been true in all material respects when made and as of the Closing Date as though such representations and warranties were made at and as of such date, except for any changes permitted by the terms of this Agreement or consented to by the Buyer in writing.

          8.2  Performance.  The FN Shareholders shall have performed and
               -----------
complied with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by them, prior to or at the Closing including delivering to the Buyer such stock certificates, the title insurance policies and personal property lien record searches, and other documents reasonably satisfactory in form and substance to the Buyer and its counsel, as shall be necessary to consummate the transactions contemplated hereby as shall have been reasonably requested by the Buyer.

          8.3  Officers' Certificate.  The FN Shareholders shall have delivered
               ---------------------
to the Buyer a certificate, dated the Closing Date, and executed by each FN Shareholder and any principal executive officer of FII, certifying to the fulfillment of the conditions specified in Sections 8.1, 8.2, 8.6 and 8.7 hereof.

          8.4  Opinions of Counsel.  The Buyer shall have received a legal
               -------------------
opinion of Heller, Ehrman, White & McAuliffe, California counsel to the FN Shareholders, and Woodburn and Wedge, Nevada counsel to the FN Shareholders, each dated the Closing Date and substantially in the form attached as Exhibit C
                                                                      ---------
to this Agreement.

          8.5  Consents.  All approvals of applicable governmental or regulatory
               --------
authorities (federal, state or local, domestic or foreign), all corporate and shareholder actions, and all consents of third parties under contract, instrument or agreement, the approval, performance or grant of which are necessary, in the reasonable opinion of the Buyer, for the consummation of the transactions contemplated hereby shall have been obtained, and no such approval, consent or action shall contain any condition which materially adversely affects or will materially adversely affect the Properties, the Real Property or the operations of the Company.

          8.6  Litigation.
               ----------

               (a) There shall be no order, decree or injunction of a court of competent jurisdiction, including without limitation the entry of a preliminary or permanent injunction, which (i) prevents or delays the performance by the Buyer or the FN Shareholders of their obligations hereunder or (ii) would impose any limitation on the ability of the Buyer effectively to exercise full rights of ownership of the stock of FN or of FN and FRN to exercise the full rights of ownership of the Properties and the goodwill associated therewith.

               (b) No action, suit or proceeding before any court or governmental or regulatory authority shall be pending against the Buyer, the FN Shareholders or the Company challenging the validity or legality of the transactions contemplated by this Agreement.

          8.7  Material Adverse Change.  Neither FN nor FRN shall have suffered
               -----------------------
any material adverse change in the Properties or their operations, business or prospects since the date of Most Recent Financial Statements.

          8.8  Certificates.  The FN Shareholders shall furnish such
               ------------
certificates to evidence compliance with the conditions set forth in this
Article VIII, as may be reasonably requested by the Buyer.

          8.9  Non-Competition Agreement.  FII and Donald Flynn shall have
               -------------------------
entered into a Non-Competition, Non-Solicitation and Non-Disclosure Agreement with the Buyer, substantially in the form of Exhibit D to this Agreement.
                                             ---------

          8.10 Title Insurance.  The Company shall have obtained, at its sole
               ---------------
cost and expense, a commitment for an ALTA Owner's or Leasehold Policy of Title Insurance Form B-1970 (as the case may be), for each parcel of Real Property (the "Title Commitments"), issued by a title insurer satisfactory to the Buyer
      -----------------
and the Buyer's lender (the "Title Insurer"), in such amount as the Buyer
                             -------------
determines to be the fair market value (including all Improvements thereon), insuring the Company's interest in such parcel as of the Closing Date, subject only to the Permitted Encumbrances. The Company shall deliver at the time of delivery of the Title Commitments, copies of all documents of record referred to therein. The Company will provide the Buyer with title insurance policies ("Title Policies") on or before the Closing, from the Title Insurer based upon
  --------------
the Title Commitments. Each such Title Policy will be dated as of the Closing Date and (a) insure title to the applicable parcels of Real Property and all recorded easements benefitting such parcels, subject only to Permitted Encumbrances, (b) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (c) contain a CLTA
123.2 Endorsement, with parking (or equivalent), (d) contain an endorsement insuring that the parcel described in such Title Policy is the parcel shown on the Survey delivered with respect to such parcel and that the Survey is an accurate survey thereof, (e) contain an endorsement insuring that there is direct and unencumbered pedestrian and vehicular access to a street from such parcel, (f) if the real estate covered by such policy consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (g) contain a non-imputation endorsement insuring that coverage under the Title Policies will not be denied on the basis of knowledge imputed to the Company based on the knowledge of any shareholders, directors, officers or employees prior to the Closing Date, (h) contain a tax number endorsement, (i) contain an endorsement insuring any option to purchase such Real Property under the Lease and (j) contain such other endorsements as the Buyer and the Buyer's lender may reasonably request.

          For purposes hereof, "Permitted Encumbrances" shall mean: (a)
                                ----------------------
statutory liens for current taxes or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics, carriers workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Company's business; (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property;
(d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used in connection with the Company's business; and (e) with respect to the Leased Real Property, the Real Property Leases.

          8.11 Surveys.  The Company shall have procured, at its sole cost and
               -------
expense, in preparation for the Closing, current surveys of each parcel of the Real Property, prepared by a licensed surveyor, satisfactory to the Buyer, and conforming to 1992 ALTA/ACSM Minimum Detail Requirements for Land Title Surveys ("Surveys"), and such standards as the Title Insurer may require as a condition
  -------
to the removal of any survey exceptions from the Title Policy, and certified to the Company, the Buyer, the Buyer's lender and the Title Insurer, within 30 days of the Closing Date, in a form satisfactory to such parties. The Survey shall disclose the location of all Improvements, easements, party walls, sidewalks, roadways, utility lines and such matters shown customarily on such surveys, show access affirmatively to public streets and roads, and include Table A Item Nos. 1-4 and 6-14. No Survey shall disclose any survey defect or encroachment from or onto any of the Real Property which has not been cured or insured over prior to the Closing.

          8.12 Non-Disturbance Agreement.  The Company shall have obtained and
               -------------------------
delivered to the Buyer a non-disturbance agreement (the "Non-Disturbance
                                                         ---------------
Agreements") in form and substance satisfactory to the Buyer and the Buyer's
----------
lender from each lender encumbering each parcel of Real Property. The Company shall obtain a written consent for the stock purchase contemplated in this Agreement, and if requested by the Buyer's lender, consent to a leasehold mortgage, collateral assignment of lease or waiver of landlord liens from any party whose consent is required for the same under any of the Real Property Leases (the "Real
                                                                     ----
Property Lease Consents") in form and substance satisfactory to the Buyer and
-----------------------
the Buyer's lender. The Real Property Lease Consents shall not contain any terms or conditions which are less favorable to the Company under such Lease after the Closing Date.

          8.13 Estoppel Letter.  The Company shall have obtained and delivered
               ---------------
to the Buyer an estoppel letter (the "Estoppel Letter") with respect to each
                                      ---------------
parcel of Real Property from each of the landlords, lessors, sublessors or licensors for such property in form and content reasonably satisfactory to the Buyer (and the Buyer's lender), stating that: a copy of the Lease, attached to the Estoppel Letter is a true, correct and complete copy of the lease, sublease, license or tenancy agreement and represents the entire agreement between the landlord and the Company; to the landlord's knowledge the Company is not in breach or default under the Lease, and no event has occurred which would with notice or passage of time, or both, constitute a breach or default or permit termination, modification, or acceleration under any such lease, tenancy agreement, license or sublease and the landlord has not repudiated any provision of the lease, tenancy agreements, license or sublease; all rent and other payments owed by the tenant to the landlord have been paid to date, to the landlord's knowledge there are no disputes, oral agreements or forbearance agreements in effect as to the Lease, that the landlord consents to the assignment of the Lease, that identifies all mortgages, deeds of trust, licenses, easements and other encumbrances affecting the real property leased to the Company, and containing such other statements or agreements as the Buyer or the Buyer's lender may reasonably request.

          8.14 Oregon Equipment and Inventory Purchase Agreement.  FRNO and FRN
               -------------------------------------------------
shall have entered into an Equipment and Inventory Purchase Agreement substantially in the form of Exhibit E to this Agreement.
                             ---------

          8.15 Oregon Custom Farming Agreement.  FRNO and FRN shall have entered
               -------------------------------
into a Custom Farming Agreement substantially in the form of Exhibit F to this
                                                             ---------
Agreement, and such agreement shall be in full force and effect.

          8.16 Von Kempf Shares.  The Von Kempf Shares shall have been canceled
               ----------------
and the balance of the purchase price for the Von Kempf Shares shall have been paid by the Company at or prior to the Closing.

          8.17 Resignation of Officers and Directors.  The officers and
               -------------------------------------
directors of FN, FRN and FRN, Inc. immediately prior to the Closing shall have resigned effective as of the Closing.

                                  ARTICLE IX
                CONDITIONS TO THE FN SHAREHOLDERS' OBLIGATIONS

          Except as may be waived by the FN Shareholders, the obligations of the FN Shareholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          9.1  Representations and Warranties.  The representations and
               ------------------------------
warranties made by the Buyer in this Agreement and the statements contained in any instrument, list, certificate or writing delivered by the Buyer pursuant to this Agreement shall be true in all material respects when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for any changes permitted by the terms of this Agreement or consented to by the FN Shareholders in writing.

          9.2  Performance.  The Buyer shall have performed and complied with
               -----------
all covenants, agreements, obligations and conditions required by this Agreement to so be performed or complied with by it prior to or at the Closing.

          9.3  Officers' Certificate.  The Buyer shall have delivered to the FN
               ---------------------
Shareholders a certificate, dated the Closing Date, and executed by an officer of the Buyer certifying to the fulfillment of the conditions specified in Sections 9.1, 9.2 and 9.4 hereof.

          9.4  Litigation.
               ----------

               (a) There shall be no order, decree or injunction of a court of competent jurisdiction, including without limitation the entry of a preliminary or permanent injunction which prevents or delays the performance by the Buyer or the FN Shareholders of their obligations hereunder.

               (b) No action, suit or proceeding before any court or any governmental or regulatory authority shall be pending against the Buyer or the FN Shareholders, challenging the validity or legality of the transactions contemplated by this Agreement, provided that the FN Shareholders shall use their best efforts to consummate the transaction if it is reasonably prudent to do so notwithstanding such action, suit or proceeding.

          9.5  Oregon Equipment and Inventory Purchase Agreement.  FRN shall
               -------------------------------------------------
have entered into an Equipment and Inventory Purchase Agreement with FRNO substantially in the form of Exhibit E to this Agreement.

          9.6  Oregon Custom Farming Agreement.  FRN shall have entered into a
               -------------------------------
Custom Farming Agreement with FRNO substantially in the form of Exhibit F to this Agreement.

          9.7  Credit Agreement.  (a) All of FII'S, FN's and FRN's indebtedness
               ----------------
under the Credit Agreement shall have been satisfied in a manner satisfactory to the FN Shareholders in their sole discretion, and (b) all guarantees and grants of security interest by any party in connection with the indebtedness under the Credit Agreement shall have been extinguished and released by Farm Credit Services.


                                   ARTICLE X
                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS

          10.1 Survival of Representations.  All representations and warranties
               ---------------------------
made by any party to this Agreement pursuant hereto shall survive the Closing and any investigation made by or on behalf of any party hereto but shall terminate one year from the Closing Date; provided that the representations of the FN Shareholders contained in Sections 3.2, 3.4, 3.13 and 3.17 hereof, and in Sections 3.1 and 3.5 hereof to the extent such representations relate to the corporate existence of FN and FRN, title of the FN Shareholders to the Shares, the authority of the FN Shareholders to convey the Shares to the Buyer or the binding nature of their obligation to do so, shall survive until expiration of the applicable statute of limitations, and the representations and warranties of the FN Shareholders contained in Section 3.26 shall survive for a period of three years following the date of this Agreement. The parties agree that so long as written notice of a particular alleged breach of a representation is given on or prior to the applicable date on which such representation terminates, which notice shall describe such alleged breach in reasonable detail, the claim so described shall be deemed to have been timely made.

          10.2 Agreement to Indemnify.
               ----------------------

               (a) Subject to the terms and conditions of this Article X, the FN Shareholders agree to indemnify, defend and hold harmless the Buyer, FN and any parent, subsidiary or affiliate of any thereof and any officer, director, agent or executive employee thereof (the "Buyer Group"), from and against all
                                          -----------
demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties investigative costs, corrective or remedial action costs, fines and attorneys' fees and expenses (collectively "Damages"), asserted against,
                                            -------
relating to, imposed upon or incurred by the Buyer Group or any member thereof, directly or indirectly, but reduced by the amount of any insurance proceeds received on account of such Damage, less the reasonably anticipated present value of any increase in insurance premiums to be incurred by the Buyer, by reason of or resulting from any breach of any representation, warranty, covenant or agreement of the FN Shareholders contained in or made pursuant to this Agreement (determined without giving effect to any amendment to any Schedule made pursuant to Section 7.1 hereof) or the instruments or agreements contemplated hereby or any facts or circumstances constituting such a breach. The indemnification obligations of the FN Shareholders are subject to the following limitations:

          (i) the FN Shareholders shall only be obligated to indemnify the Buyer Group and any members thereof to the extent the aggregate amount of all Damages suffered by the Buyer Group exceeds $100,000 (the "Basket"),
                                                                    ------
     and the indemnification obligations of all of the FN Shareholders collectively shall not exceed an aggregate (for all claims for breach of representation) of $500,000 (the "Cap"); provided, however, that the Basket
                                       ---
     and Cap shall apply only to Damages resulting from the breach of any representation or warranty contained Article III hereof, and shall not apply to (A) any Damages resulting from the breach of any representation or warranty contained in Sections 3.2, 3.3, 3.4 or 3.18 of this Agreement and the breach of any representation or warranty contained in Sections 3.1 and
     3.5 hereof to the extent such representations relate to the corporate existence of FN and FRN, title of the FN Shareholders to the Shares, the authority of the FN Shareholders to convey the Shares to the Buyer or the binding nature of their obligation to do so, (B) any Damages resulting from the willful or fraudulent breach by the FN Shareholders of any representation or warranty contained herein or (C) any Damages resulting from the breach of any covenant or other agreement of the FN Shareholders contained herein; and

          (ii) each FN Shareholder shall be liable to the Buyer Group for Damages under this Article X only in proportion to the share of consideration paid by the Buyer to such FN Shareholder under this Agreement.

               (b) Subject to the terms and conditions of this Article X, the Buyer, FN and FRN hereby agree to indemnify, defend and hold harmless the FN Shareholders and any parent, subsidiary or affiliate thereof and any of officer, director, agent or executive employee thereof (the "Selling Group"), from and
                                                    -------------
against all Damages asserted against, relating to, imposed upon or incurred by the Selling Group or any member thereof, directly or indirectly, (i) by reason of or resulting from any breach of any representation, warranty, covenant or agreement of the Buyer contained in or made pursuant to this Agreement or the instruments or agreements contemplated hereby or any facts or circumstances constituting such a breach, and (ii) for claims against the Selling Group arising out of the operations of FN and FRN as conducted by the Buyer after the Closing Date. The Buyer shall only be obligated to indemnify the Selling Group and any members thereof for Damages resulting from any the breach of any representation or warranty contained in Article IV hereof (A) to the extent that the amount of such Damages exceeds the Basket and (B) to the extent that the amount of such Damages does not exceed the Cap.

          10.3 Conditions of Indemnification.  The obligations and liabilities
               -----------------------------
of the FN Shareholders under Section 10.02(a) and those of the Buyer, FN and FRN under Section 10.02(b) hereof with respect to claims for indemnification ("Claims") relating to third parties shall be subject to the following terms and
  ------
conditions:

               (a) The party against which such claim has been asserted and seeking to be indemnified (the "Indemnitee") will give the party from which
                                ----------
indemnity is sought

("Indemnitor") prompt notice of any such Claim (provided, however, the failure
  ----------
to give such notice shall not relieve Indemnitor from its indemnity obligations hereunder unless and only to the extent that the Indemnitor is prejudiced thereby), and Indemnitor will undertake the defense thereof by representatives chosen by it and approved by Indemnitee, which approval shall not be unreasonably withheld. Indemnitee shall cooperate in the defense of and shall have the right to participate in the defense of any such claim (including the response to any tax audit), and shall provide Indemnitor and its representatives with such access to Indemnitee's records and employees as may reasonably be required.

               (b) If Indemnitor, within a reasonable time after notice of any such Claim, fails to defend, Indemnitee (upon further notice to Indemnitor) shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of Indemnitor, subject to the right of Indemnitor to assume the defense of such Claim, by representatives chosen by it and approved by Indemnitee, in its sole discretion, at any time prior to settlement, compromise or final determination thereof.

               (c) Anything in this Section 10.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect Indemnitee other than as a result of money damages or other money payments, Indemnitee shall have the right, if it so elects and at its own cost and expense, to defend or participate in the defense of, and with the consent of Indemnitor to compromise or settle such Claim, (ii) Indemnitor shall not, without the written consent of Indemnitee, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Indemnitee, a release from all liability in respect of or related to such Claim, and (iii) with respect to claims relating to any product, the growth of which occurs both prior and subsequent to the Closing, the Selling Group shall have no obligation of indemnity hereunder unless the Indemnitee proves that any such claim is the result of conduct or activities of the Selling Group in growing such product prior to the Closing.

          10.4 Remedies Cumulative.  Except as herein expressly provided, the
               -------------------
remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party.


                                  ARTICLE XI
                           TERMINATION OF AGREEMENT

          11.1 Termination of Agreement.  This Agreement may be terminated at
               ------------------------
any time prior to the Closing:

               (a)  by mutual agreement of the FN Shareholders and the Buyer;

               (b) by the Buyer, if there has been a material violation or breach by the FN Shareholders of any of their agreements, representations or warranties contained in this Agreement which has not been waived in writing;

               (c) by the FN Shareholders, if there has been a material violation or breach by the Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing;

               (d) by the Buyer in the event any supplemental disclosures made by the FN Shareholders or FN in accordance with Section 7.1 hereof shall be unacceptable to the Buyer in its sole discretion; or

               (e) by the Buyer or by the FN Shareholders if a condition to such parties obligation to consummate the Closing has not been satisfied.

                                  ARTICLE XII
                                 MISCELLANEOUS

          12.1 Parties in Interest.  This Agreement will be binding upon, inure
               -------------------
to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

          12.2 Entire Agreement; Amendments.  This Agreement and the Exhibits,
               ----------------------------
Schedules, certificates, lists and other writings delivered pursuant hereto which form a part hereof, together with the Confidentiality Agreement, dated March 6, 1996, by and between Madison Dearborn Partners and FII, contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings hereof, between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties to this Agreement. Any condition to a party's obligations hereunder may be waived in writing by such party.

          12.3 Headings.  The Article and Section headings contained in this
               --------
Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          12.4 Notices.  All notices, claims, certificates, requests, demands
               -------
and other communications hereunder will be in writing and will be deemed to have been duly given if delivered personally, or by acknowledged facsimile, or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

               If to the Buyer, to:

                    Stephen P. Thigpen
                    President
                    Hines Horticulture, Inc.
                    12621 Jeffrey Road                    Tel: 800-444-4499
                    Irvine, California 92720              Fax: 714-786-0968

               with copies to:

                    Mr. Paul R. Wood
                    Madison Dearborn Partners
                    3 First National Plaza, Suite 1330    Tel: 312-732-5400
                    Chicago, Illinois 60602               Fax: 312-732-4098

               and

                    Michael H. Kerr, P.C.
                    Kirkland & Ellis
                    200 East Randolph Drive               Tel: 312-861-2000
                    Chicago, Illinois 60601               Fax: 312-861-2200

               If to the FN Shareholders, to:

                    Gregory G. Flynn
                    Vice President
                    Flynn Industries, Inc.
                    825 Van Ness Avenue                   Tel: 415-673-5900
                    San Francisco, California 94109       Fax: 415-673-6093

               with copies to:

                    Donald Flynn
                    2795 Beach Drive
                    Victoria, British Columbia            Tel: 604-592-5994
                    Canada V8R 6K6                        Fax: 604-592-5094
               and

                    William C. Rowe
                    President
                    Flynn Rainbow Nurseries, Inc.
                    2500 Rainbow Valley Blvd.             Tel: 800-258-6472
                    Fallbrook, California 92028           Fax: 619-723-9251

               and

                    Timothy G. Hoxie, Esq.
                    Heller, Ehrman, White & McAuliffe
                    333 Bush Street, 34th Floor           Tel: 415-772-6052
                    San Francisco, California 94104       Fax: 415-772-6268

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

          12.5 Governing Law.  This Agreement will be governed by, and construed
               -------------
and enforced in accordance with, the laws of, and shall be subject to the exclusive jurisdiction of the courts of, the State of California applicable to contracts to be performed in such state without giving effect to the provisions thereof relating to conflicts of laws.

          12.6 Counterparts.  This Agreement may be executed simultaneously in
               ------------
several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           *     *     *     *     *

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Buyer and the FN Shareholders as of the date first above written.

                                        FN SHAREHOLDERS:

                                        FLYNN INDUSTRIES, INC.


                                        By: /s/ Gregory G. Flynn
                                           -------------------------------------
                                              Name:  Gregory G. Flynn
                                              Title: Vice President


                                         /s/ Andrew M. Clarkson
                                        ----------------------------------------
                                        ANDREW M. CLARKSON



                                         /s/ William C. Rowe
                                        ----------------------------------------
                                        WILLIAM C. ROWE



                                         /s/ Kent V. Berchiolli
                                        ----------------------------------------
                                        KENT V. BERCHIOLLI



                                         /s/ Merle E. Welti
                                        ----------------------------------------
                                        MERLE E. WELTI


                                        BUYER:

                                        HINES HORTICULTURE, INC.


                                        By: /s/ Paul R. Wood
                                           -------------------------------------
                                             Name:  Paul R. Wood
                                             Title: Vice President